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                                                                    EXHIBIT 23.3

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Joint Registration Statement on Form S-8 of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company) of our report dated March 5, 1997 with respect to the Financial Statements of NorthCoast Hotels, L.L.C. included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated July 1, 1997 filed with the Securities and Exchange Commission.

                                               /s/ ERNST & YOUNG LLP

Seattle, Washington
June 5, 1998